UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant To Section 13 Or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 20, 2007

SHIRE PLC
(Exact name of registrant as specified in its charter)

England and Wales	0-29630	98-0484822
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Hampshire International Business Park, Chineham, Basingstoke, Hampshire RG24 8EP England (Address of principal executive offices)

Registrant’s telephone number, including area code: 44 1256 894 000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☒ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

     1. On February 20, 2007, Shire plc, a public limited company organized under the laws of England and Wales (“Shire”), New River Pharmaceuticals Inc., a Virginia Corporation (“New River”), and Shuttle Corporation, an indirect wholly owned subsidiary of Shire (“Purchaser”), entered into an Agreement of Merger (the “Merger Agreement”), pursuant to which Shire agreed to acquire New River for approximately $2.6 billion. Concurrently with the execution of the Merger Agreement, Shire entered into a Tender and Support Agreement with certain shareholders of New River as described below.

     Merger Agreement

     Under the terms of the Merger Agreement, Purchaser will commence a cash tender offer (the “Offer”) to acquire all of New River’s outstanding common stock, par value $0.001 per share (the “Shares”), at a price of $64.00 per Share (such price per Share, or greater purchase price per Share at which Shares are purchased in the Offer, the “Offer Price”). Following the completion of the Offer, Purchaser will merge (the “Merger”) with and into New River. At the effective time of the Merger, any remaining outstanding Shares not tendered in the Offer will be acquired for cash at the Offer Price. Upon completion of the Merger, New River will become an indirect wholly owned subsidiary of Shire. Any unexercised options or stock appreciation rights to purchase Shares outstanding immediately prior to the effective time of the Merger will, at the effective time of the Merger, automatically be cancelled and the holder thereof will be entitled to receive an amount in cash equal to the excess, if any, of the Offer Price over the per share exercise price of such option or stock appreciation right, multiplied by the number of Shares issuable upon exercise of such option or subject to such stock appreciation right.

     The Merger Agreement provides that Purchaser will commence the Offer as promptly as practicable after the date of the Merger Agreement, and in any event by March 2, 2007.

     The Offer is not subject to a financing condition. The Offer is conditioned upon, among other things, (a) there being validly tendered and not withdrawn prior to the expiration of the Offer a number of Shares representing at least a majority of the outstanding Shares on a fully-diluted basis, (b) the approval of the acquisition and an amendment to Shire’s articles of association by the shareholders of Shire and (c) expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976. The Merger Agreement contains certain termination rights for each of Shire and New River and further provides that, upon termination of the Merger Agreement under specified circumstances, either Shire or New River may be required to pay the other party a termination fee of $70 million and an expense reimbursement of up to $8 million.

     As part of the Merger Agreement, New River granted to Purchaser and Shire an option to purchase up to a number of Shares from New River at a per share purchase price equal to the Offer Price that, when added to the number of Shares owned by Purchaser and Shire immediately following consummation of the Offer, results in Purchaser and New River owning 90% of the fully-diluted Shares (the “Top-Up Option”). The number of Shares issuable upon exercise of the Top-Up Option, however, is limited to the number of Shares authorized and available for issuance and, in any event, the Top-Up Option cannot be exercised to the extent the issuance would require shareholder approval under the rules of the Nasdaq Stock Market. If the Top-Up Option is exercised by Purchaser (resulting in Purchaser owning 90% or more of the outstanding Shares), Purchaser will be able to effect, subject to the terms and conditions of the Merger Agreement, a short-form merger under the Virginia Stock Corporation Act.

     The Merger Agreement includes customary representations, warranties and covenants of New River, Shire and Purchaser. In addition to certain other covenants, New River has agreed not to solicit, initiate or encourage any takeover proposal from a third party, disclose non-public information to any third party in connection with any takeover proposal, or engage in substantive discussions regarding any takeover proposal, in each case, subject to certain exceptions set forth in the Merger Agreement.

     The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto, and is incorporated into this report by reference.

     The Merger Agreement governs the contractual rights between the parties in relation to the Offer and Merger. The Merger Agreement has been filed as an exhibit to this Form 8-K to provide investors with information regarding the terms of the Merger Agreement and is not intended to modify or supplement any factual disclosures about Shire or New River in Shire’s or New River’s public reports filed with the Securities and Exchange Commission. In particular, the Merger Agreement is not intended to be, and should not be relied upon as, disclosures regarding any facts and circumstances relating to Shire or New River. The representations and warranties contained in the Merger Agreement have been negotiated with the principal purpose of establishing the circumstances in which Purchaser may have the right not to consummate the Offer, or a party may have the right to terminate the Merger Agreement, if the representations and warranties of the other party prove to be untrue due to a change in circumstance or otherwise, and allocates risk between the parties, rather than establishing matters as facts. The representations and warranties may also be subject to a contractual standard of materiality different from those generally applicable to shareholders.

     Tender and Support Agreement

     As an inducement for Shire to enter into the Merger Agreement, Shire entered into a Tender and Support Agreement dated as of February 20, 2007 (the “Tender and Support Agreement”) with Mr. Randal J. Kirk, New River’s President, Chief Executive Officer and Chairman, and certain entities controlled by him (collectively, the “Shareholders”), who collectively beneficially own approximately 50.2% of the currently outstanding Shares. Pursuant to the Tender and Support Agreement, the Shareholders agreed to tender all Shares beneficially owned by them pursuant to and in accordance with the terms of the Offer. The Tender and Support Agreement terminates on the earlier to occur of (i) the effective time of the Merger, (ii) the agreement of the parties hereto to terminate the Tender and Support Agreement and (iii) the termination of the Merger Agreement in accordance with its terms.

     The foregoing description of the Tender and Support Agreement does not purport to be complete and is qualified in its entirety by reference to the Tender and Support Agreement, which is filed as Exhibit 99.1 hereto, and is incorporated into this report by reference.

     2. On February 20, 2007, Shire entered into a US $2,300,000,000 facilities agreement with a number of financial institutions, for which ABN AMRO Bank N.V., Barclays Capital, Citigroup Global Markets Limited and The Royal Bank of Scotland plc acted as lead arrangers. The facilities agreement comprises three credit facilities: (i) a US $1 billion revolving facility, (ii) a US $1 billion term loan facility and (iii) a US $0.30 billion term loan facility. Shire has agreed to act as guarantor for any of its subsidiaries that become additional borrowers under the facilities agreement.

     The revolving facility, which matures on February 20, 2012, may be used both in connection with Shire’s proposed acquisition of New River and for general corporate purposes. The revolving facility includes a US $250 million swingline facility.

     The US $1 billion term loan facility may be used only for the acquisition of New River, with repayments to be made on the dates indicated as follows:

February 20, 2008	US $150 million
February 20, 2009	US $150 million
February 20, 2010	US $200 million
February 20, 2011	US $200 million
February 20, 2012	balance

     The US $0.30 billion term loan facility, which matures on February 19, 2008, may be used only in connection with the acquisition of New River. Shire has the option to extend the maturity of the US $0.30 billion term loan facility once by a further 364 days.

     The revolving facility will become immediately available for general corporate purposes (other than the New River acquisition), subject to satisfaction of certain customary conditions and the cancellation of Shire’s existing multicurrency revolving facilities agreement.

     Interest on any loans made under the facilities will be payable on the last day of each interest period, which may be one week or one, two, three or six months at the election of Shire, or as otherwise agreed with the lenders. The interest rate for the revolving facility and the US $1 billion term loan facility will commence at LIBOR plus 0.80% per year until delivery of the compliance certificate for the year ending December 31, 2007 and thereafter is subject to change depending upon the prevailing ratio of net debt to EBITDA (as defined in the facilities agreement), in respect of the most recently completed financial year or financial half year, plus any customary mandatory cost that is applicable.

     The interest rate applicable to the US $0.30 billion term loan facility is (i) LIBOR plus 0.5% until August 20, 2007, (ii) LIBOR plus 0.75% from August 21, 2007 until February 20, 2008 and (iii) LIBOR plus 1.00% from February 21, 2008, in each case plus any customary mandatory cost that is applicable.

     Shire shall also pay fees equal to 35% per year of the applicable margin on available commitments under the revolving facility for the availability period applicable to such facility and 20% per year of the applicable margin on available commitments under the term loan facilities for the availability period applicable to each facility.

     The facilities agreement includes customary representations and warranties, covenants and events of default, including requirements that Shire’s ratio of Net Debt to EBITDA (as defined in the facilities agreement) must not, at any time, exceed (i) 3.50:1 for the 12-month period ending December 31, 2007, (ii) 3.25:1 for the 12-month period ending June 30, 2008, and (iii) 3.00:1 for each 12-month period ending December 31 or June 30 thereafter. In addition, for each 12-month period ending December 31 or June 30, the ratio of EBITDA to Net Interest (as defined in the facilities agreement) must not be less than 4.0:1.

     The facilities agreement restricts (subject to certain covenants) Shire’s ability to incur additional financial indebtedness, grant security over its assets or provide or guarantee loans. Further, any lender may require mandatory prepayment of its participation if there is a change of control of Shire. In addition, in certain circumstances, the net proceeds of certain asset disposals by Shire must be applied towards the mandatory prepayment of the facilities, subject to certain exceptions.

     Events of default under the facilities include: (i) non-payment of any amounts due under the facilities, (ii) failure to satisfy any financial covenants, (iii) material misrepresentation in any of the finance documents, (iv) failure to pay, or certain other defaults, under other financial indebtedness, (v) certain insolvency events or proceedings, (vi) material adverse changes in the business, operations, assets or financial condition of Shire, (vii) certain ERISA breaches which would have a material adverse effect, (viii) if it becomes illegal for Shire or any of its subsidiaries that are parties to the facility agreement to perform their obligations or (ix) if Shire or any subsidiary of Shire which is a party to the facilities agreement repudiates the facilities agreement or other finance document.

     The facilities agreement is governed by English law.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

     The disclosure required by this item is included in Item 1.01 and is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

     On February 20, 2007, Shire agreed to sell 42,883,721 ordinary shares of nominal value 5 pence per share to certain institutional investors procured by Morgan Stanley & Co. International Limited, Goldman Sachs International and Deutsche Bank AG, London Branch at a price of 1075 pence per share, resulting in an aggregate gross offering price of £461,000,000.75 (or approximately $901,116,701.48) .

     In consideration of the services provided by Morgan Stanley & Co. International Limited, Goldman Sachs International and Deutsche Bank AG, London Branch, as placing agents for the shares, Shire agreed to pay to the placing agents in aggregate a commission of 2.25% on the first £415,000,000.00 of the gross aggregate proceeds and

1.75% on the remaining £46,000,000.75 of the gross aggregate proceeds. As a result, the total commission paid by Shire to the placing agents was £10,142,500.01 (or approximately $19,825,544.78) .

     Shire offered and sold the shares to (i) certain institutional investors that are “non-US persons” in “offshore transactions” (as defined in Regulation S under the Securities Act of 1933) pursuant to the exemption from registration provided by Regulation S under the Securities Act and (ii) in private placement transactions not involving a public offering to a limited number of institutional investors in the United States pursuant to the exemption from registration provided by Section 4(2) of the Securities Act.

     US$ translations of the British pound amounts presented above have been translated at the rate of £0.51 to $1.00, being the February 20, 2007 noon buying rate in New York for cable transfers payable in foreign currencies as certified by the Federal Reserve Bank of New York for customs purposes.

Item 8.01 Other Events

     On February 20, 2006, Shire issued a press release announcing the execution of the Merger Agreement. The press release is attached as Exhibit 99.2 and is incorporated by reference herein.

Additional Information

     The tender offer described in this press release has not yet commenced, and this press release is neither an offer to purchase nor a solicitation of an offer to sell New River common stock. Investors and security holders are urged to read both the tender offer statement and the solicitation/recommendation statement regarding the tender offer described in this report when they become available because they will contain important information. The tender offer statement will be filed by a subsidiary of Shire with the Securities and Exchange Commission (SEC), and the solicitation/recommendation statement will be filed by New River with the SEC. Investors and security holders may obtain a free copy of these statements (when available) and other documents filed by Shire or New River with the SEC at the website maintained by the SEC at www.sec.gov. The tender offer statement and related materials may be obtained for free by directing such requests to Shire at Hampshire International Business Park, Chineham, Basingstoke, Hampshire, England, RG24 8EP, attention: Investor Relations. The solicitation/recommendation statement and such other documents may be obtained by directing such requests to New River at 1881 Grove Avenue, Radford, Virginia 24141, attention: Director of Corporate Communications.

   Item 9.01. Financial Statements and Exhibits

   (d) Exhibits

Exhibit No.	Description

2.1	Agreement of Merger dated as of February 20, 2007 among Shire plc, New River Pharmaceuticals Inc. and Shuttle Corporation.

99.1	Tender and Support Agreement dated as of February 20, 2007 among Shire plc, Mr. Randal J. Kirk and the other parties named therein.

99.2	Press Release issued by Shire plc dated February 20, 2007.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 23, 2007

SHIRE PLC

By:	/s/ ANGUS RUSSEL

	Name:	ANGUS RUSSEL
	Title:	Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement of Merger dated as of February 20, 2007 among Shire plc, New River Pharmaceuticals Inc. and Shuttle Corporation.

99.1	Tender and Support Agreement dated as of February 20, 2007 among Shire plc, Mr. Randal J. Kirk and the other parties named therein.

99.2	Press Release issued by Shire plc dated February 20, 2007.

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